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                                                                     EXHIBIT 2.2


                              AMENDMENT NO. 1 TO

                             AMENDED AND RESTATED

                         AGREEMENT AND PLAN OF MERGER

     This Amendment No. 1 (this "Amendment") to that certain Amended and
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Restated Agreement and Plan of Merger, dated as of August 4, 1999 (the "Merger
                                                                        ------
Agreement") by and among CAIS Internet, Inc., a Delaware corporation ("CAIS"),
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CIAM Corp., a California corporation (the "Company"), and Atcom, Inc., a
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California corporation ("Atcom"), is made as of September 1, 1999.  Unless
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otherwise defined herein, capitalized terms used herein shall have the same meanings as those set forth in the Merger Agreement.

     WHEREAS the parties hereto desire to amend the Merger Agreement as provided below.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties, intending to be legally bound, agree as follows:

     1.   Amendment to Section 2.10 of the Merger Agreement.  Section 2.10(b) of
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the Merger Agreement is hereby amended to read in full as follows:

          Notwithstanding the provisions of subsection (a) above, if any holder of Dissenting Shares shall effectively withdraw or lose (through the failure to perfect or otherwise) such holder's dissenters' rights under the CGCL, then, as of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive shares of CAIS Common Stock upon surrender of the applicable Certificate(s) in accordance with Sections 2.2 and 2.3 hereof.

     2.   Governing Law.  This Amendment shall be construed in accordance with
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and governed by the laws of the State of California without regard to choice of law principals.

     3.   Counterparts.  This Agreement may be executed in any number of
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counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     4.   Effect of Amendment.  Except as expressly provided in this Amendment,
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the Merger Agreement shall remain unmodified and in full force and effect.
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     IN WITNESS WHEREOF, the undersigned have executed this Amendment to be duly executed, all as of the day and year first above written.

CAIS INTERNET, INC.                         CIAM CORP.

By: /s/ Ulysses G. Auger, II                By: /s/ Ulysses G. Auger, II
   ----------------------------                ---------------------------------
Title: Chief Executive Officer              Title: Chief Executive Officer
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       and President                               and President
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ATCOM, INC.

By: /s/ Wendell S. Nye
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Title: President & CEO
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